SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 13, 1994

CAROLCO PICTURES INC.

(Exact name of registrant as specified in its charter)

   Delaware           1-9264          95-406437
(State or other    (Commission    (I.R.S. Employer
 jurisdiction of   File Number)   Identification No.)
 Incorporation)

8800 Sunset Boulevard,                      90069
Los Angeles, California
(Address of principal
executive offices)             (zip code)

Registrant's telephone number, including area code:
(310) 859-8800


N/A
(Former name or former address, if changed since last report)




Exhibit Index at page 6

Page 1 of 6 pages
Item 5.     Other Events.

A.  Termination of Proposed Merger with LIVE Entertainment Inc.

LIVE Entertainment Inc., a Delaware corporation ("LIVE"), Carolco Acquisition Corp., a wholly owned subsidiary of LIVE ("CAC") and Carolco Pictures Inc., a Delaware corporation ("Carolco") entered into a Termination Agreement dated as of October 13, 1994 (the "Termination Agreement") providing for the termination of that certain Agreement and Plan of Merger dated as of August 10, 1994 by and among LIVE, CAC and Carolco (the "Merger Agreement") and the abandonment of the proposed merger contemplated thereby. The Termination Agreement also provides for the termination of all rights and obligations of the parties under the Merger Agreement and the mutual release by the parties of all claims of any kind or nature, by reason of or with respect to the Merger Agreement.

B.  Consummation of Interim Financing Arrangements.

Carolco has recently consummated certain interim financing arrangements which provided Carolco with additional cash of approximately $18.5 million. The arrangements consist of the following transactions:

1. Carolco Production Services Inc., an indirect wholly-owned subsidiary of Carolco ("CPSI"), and Chargetex 6, S.A., an affiliate of the French company Chargeurs ("Chargetex"), entered into a Purchase and Sale Agreement dated as of October 18, 1994 whereby CPSI transferred to Chargetex all of its rights in the motion picture Showgirls, which commenced principal photography on October 23. The purchase price consisted of (i) the reimbursement of CPSI's and/or Carolco's direct costs incurred in connection with the development and production of the motion picture through the date the rights in the picture were transferred to Chargetex and (ii) the assumption by Chargetex of all of CPSI's and/or Carolco's obligations relating to the development and production of the motion picture. Approximately $8.9 million was paid by Chargetex upon closing of the transaction with additional amounts to be paid as accountings are provided to Chargetex. CPSI will be entitled to a percentage of the adjusted gross receipts from the exploitation of the completed motion picture after Chargetex has recouped certain costs and expenses incurred in connection with the motion picture plus an additional $10 million. Pursuant to a separate agreement between CPSI and Chargetex dated as of October 18, 1994, CPSI was granted an option to purchase at any time until February 28, 1995 a 50% interest in all adjusted gross revenues that may be derived by Chargetex from the distribution and exploitation of the motion picture and the ancillary rights therein. CPSI may exercise such option by paying Chargetex an amount equal to 50% of the direct out-of-pocket expenses (plus interest thereon) incurred by Chargetex in connection with Showgirls through the time CPSI exercises such option. Upon exercise of such option, CPSI will assume an undivided 50% responsibility for all Chargetex's executory obligations in connection with Showgirls and will assume and pay 50% of all subsequent costs relating to the production of the motion picture as and when due. In addition,

Page 2 of 6 pages
as a condition to CPSI's right to exercise such option, CPSI will be required to post security reasonably adequate to Chargetex to secure CPSI's obligations.

2. Pioneer LDCA, Inc. ("PLDCA"), Pioneer LDC, Inc., an affiliate of PLDCA, and Carolco entered into an Agreement dated as of October 14, 1994 pursuant to which Carolco received approximately $6.7 million in payments that will be due under licenses of Cliffhanger and Terminator 2: Judgment Day in Japan. PLDCA and its affiliates own approximately 41.2% of Carolco's voting stock.

3. Carolco and RCS Video International Services B.V. ("RCS") entered into a Waiver, Assignment and Acknowledgment Agreement dated as of October 14, 1994 (the "RCS Waiver Agreement") whereby RCS waived certain conditions subject to which RCS was required to purchase Carolco 7% Subordinated Notes (the "7% Notes") in December 1994 under that certain Standby Agreement by and among Carolco, RCS, Cinepole Productions B.V. ("Cinepole"), Le Studio Canal+ ("Le Studio"), PLDCA and Tele-Communications, Inc. ("TCI") (the "Standby Agreement"). In exchange for the accommodations by RCS, the parties agreed to reduce the principal amount of 7% Notes to be purchased by RCS under the Standby Agreement from $2.5 million to $1 million and RCS agreed to purchase a portion of Carolco's interest in the motion picture Cutthroat Island for $1.5 million on terms that are no less favorable than those applicable to TCI and Le Studio in that certain Co-Production Financing Commitment Agreement dated as of August 9, 1993 by and among Carolco, Le Studio and TCI.

Carolco obtained a bank loan from Credit Lyonnais Bank Nederland N.V. ("CLBN") for approximately $1 million, and as security for such loan, Carolco assigned to CLBN its right to receive RCS' payment for 7% Notes due in December 1994. RCS delivered a letter of credit to CLBN to secure its obligation to purchase 7% Notes. RCS and its affiliates own approximately 5.7% of Carolco's voting stock.

4. Carolco and Le Studio Canal+ (U.S. ) ("Le Studio U.S.") entered into an Amendment to Exclusive Agency Agreement dated as of October 14, 1994 whereby Le Studio U.S. prepaid $2 million of sales commissions that are anticipated to be due to Carolco in late 1994 for serving as the foreign sales agent for the motion picture Stargate. Cinepole, an affiliate of Le Studio Canal+, owns approximately 17% of Carolco's voting stock.

A portion of the funds received from these interim financing arrangements will be used to fund principal photography on Cutthroat Island, which commenced in Malta at the end of October. Carolco continues to work toward completing the steps required to access the production loan for Cutthroat Island.
In the event Carolco is unable to access the Cutthroat Island production loan on a timely basis and is unable to enter into alternative financing arrangement for the production of the film, it is likely that Carolco will be forced to cease production of Cutthroat Island and Carolco may be unable to meet its other obligations and may be unable to continue to operate as a going concern.

Page 3 of 6 pages
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits.

The Exhibits listed below are filed as part of this Report.

Exhibit No. Description of Exhibit

10.1        Termination Agreement dated as of October 13,
            1994 by and among LIVE Entertainment Inc.,
            Carolco Acquisition Corp. and Carolco Pictures
            Inc.

10.2 Waiver, Assignment and Acknowledgment Agreement dated as of October 14, 1994 by and between Carolco Pictures Inc. and RCS Video
            International Services B.V.

99.1        Press Release dated October 13, 1994.

99.2        Press release dated October 24, 1994.


Page 4 of 6 pages
SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLCO PICTURES INC.

By: /s/ Robert W. Goldsmith
    Robert W. Goldsmith,
    Senior Vice President,
    General Counsel and Secretary


Date:  November 4, 1994



Page 5 of 6 pages
EXHIBIT INDEX

Exhibit No. Description of Exhibit

10.1        Termination Agreement dated as of October 13,
            1994 by and among LIVE Entertainment Inc.,
            Carolco Acquisition Corp. and Carolco Pictures
            Inc.

10.2 Waiver, Assignment and Acknowledgment Agreement dated as of October 14, 1994 by and between Carolco Pictures Inc. and RCS Video
            International Services B.V.

99.1        Press Release dated October 13, 1994.

99.2        Press release dated October 24, 1994.


Page 6 of 6 pages